Exhibit 99.2

THE PEPSI BOTTLING GROUP, INC. ELECTION FORM AND LETTER OF TRANSMITTAL

Investor ID Number

# ELECTION FORM AND LETTER OF TRANSMITTAL.

## THIS FORM MUST BE RECEIVED by The Bank of New York Mellon NO LATER THAN 5:00 P.M., NEW YORK, NY TIME, ON [__________] in order to be valid.

I/we the undersigned, surrender to you for exchange the share(s) of common stock of The Pepsi Bottling Group, Inc. identified below. I/we certify that I/we have complied with all requirements as stated in the instructions on the reverse side, was/were the registered holder(s) of the shares of The Pepsi Bottling Group, Inc. common stock represented by the enclosed certificate(s), have full authority to surrender these certificate(s), and give the instructions in this Transmittal Form and warrant that the shares represented by these certificate(s) are free and clear of all liens, restrictions, adverse claims and encumbrances.

PLEASE CERTIFY YOUR TAXPAYER IDENTIFICATION NUMBER (TIN) BY COMPLETING THE INFORMATION IN BOX NUMBER ❺ ON THE REVERSE SIDE.

PLACE AN [X] IN ONE ELECTION BOX ONLY

❷ ☐ Exchange **ALL** of my shares of The Pepsi Bottling Group, Inc. common stock for cash

❸ ☐ Exchange **A PORTION** of my shares of The Pepsi Bottling Group, Inc. common stock for cash

(SHARES ELECTED FOR CASH) [ | | | | | | | ] WHOLE SHARES

❶ **Signature:** This form **must** be signed by the registered holder(s) exactly as their name(s) appears on the certificate(s) or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith.

X ______________________ | ________ | ________________
Signature of Stockholder | Date | Daytime Telephone #

X ______________________ | ________ | ________________
Signature of Stockholder | Date | Daytime Telephone #

If you cannot produce some or all of your stock certificates of The Pepsi Bottling Group, Inc., you must obtain a lost instrument open penalty surety bond. Please see the reverse side of this form for instructions.

**Please complete the back if you would like to transfer ownership or request special mailing.**

### ❹ AFFIDAVIT OF LOST, MISSING OR DESTROYED CERTIFICATE(S) AND AGREEMENT OF INDEMNITY

Investor ID Number

THIS AFFIDAVIT IS INVALID IF A CHECK IS NOT INCLUDED AND IF THE AFFIDAVIT IS NOT SIGNED AND NOTARIZED BELOW. NOTE: FOREIGN OWNERS MUST also include Apostille seal or legal equivalent.

| TOTAL SHARES LOST ☞ | |
|---|---|
| Please Fill In Certificate No(s). if Known | Number of Shares |
| | |
| | |
| | |
| | |
| Attach separate schedule if needed | |

By signing this form I/We or myself/ourselves swear, depose and state that: I/We or myself/ourselves am/are the lawful owner(s) of the certificate(s) hereinafter referred to as the "securities" described in the Letter of Transmittal. The securities have not been endorsed, pledged, cashed, negotiated, transferred, assigned, or otherwise disposed of. I/We or myself/ourselves have made a diligent search for the securities and have been unable to find it or them and make this Affidavit for the purpose of inducing the sale, exchange, redemption, or cancellation of the securities, as outlined in the Letter of Transmittal, without the surrender of the original(s), and also to request and induce Federal Insurance Company to provide suretyship for me/us to cover the missing securities under its Blanket Bond # 8302-00-67. I/We or myself/ourselves hereby agree to surrender the securities for cancellation should I/We or myself/ourselves, at any time, find the securities.

I/We or myself/ourselves hereby agree for myself/ourselves, my/our heirs, successors, assigns and personal representatives, in consideration of the proceeds of the sale, exchange, redemption or cancellation of the securities, and the aforementioned suretyship, to indemnify, protect and hold harmless Federal Insurance Company (the Surety), BNY Mellon Shareowner Services, The Pepsi Bottling Group, Inc., all their subsidiaries and any other party to the transaction, from and against any and all loss, costs, and damages including court costs and attorney's fees, which they may be subject to or liable for in respect to the sale, exchange, redemption, or cancellation of the securities without requiring surrender of the original securities. The rights accruing to the parties under the preceding sentence shall not be limited or abridged by their negligence, inadvertence, accident, oversight, breach or failure to inquire into, contest, or litigate any claim, whenever such negligence, inadvertence, accident, oversight, breach or failure may occur or may have occurred. I/We or myself/ourselves agree that this Affidavit and Indemnity Agreement is to become part of Blanket Bond # 8302-00-67 underwritten by Federal Insurance Company.

Any person who, knowingly and with intent to defraud any insurance company or other person, files an application or statement of claim containing any materially false information, or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime, and shall also be subject to civil penalties as prescribed by law.

X Signed by Affiant (stockholder) ______________________________ on this (date) ______________________
(Deponent) (Indemnitor) (Heirs Individually) Month Day Year

Social Security # ______________________ Date ______________________ Notary Public ______________________

## Lost Securities Surety Premium/Service Fee Calculation

*The following formula should be used to calculate the surety premium, if any, and service fee that you must submit with this form.*

1. ***Calculate the share value of the lost shares by multiplying the number of shares that are lost by the Cash Rate:***
   - *Enter number of share(s) lost ______________ X (Cash Rate) $XXXXX.XX = $______________ **share value***
   - ***If the share value exceeds $500,000, or if the shareholder is foreign and the share value exceeds $100,000, do not complete this affidavit. Complete only the Transmittal Form and contact BNY Mellon Shareowner Services regarding the lost certificate(s).***
2. ***Only calculate a Surety Premium if the share value exceeds $3,000.00, otherwise enter zero (0) on the Surety Premium line below.***
   - *The surety premium equals 1% (.01) of the share value noted in line 1 above: $__________ X (1%) or (.01) = ......$__________ **Surety Premium***
3. ***Add the service fee based on the share value fee guide noted below...............$__________ Service Fee***
   - *If the share value is less than or equal to $250.00, the Service Fee = $50.00*
   - *If the share value is greater than $250.00 but less than or equal to $3,000.00, the Service Fee = $100.00*
   - *If the share value is greater than $3,000.00, the Service Fee = $200.00*
4. ***Total amount due (add lines 2 & 3)...............$__________ Total Amount***

***Please enclose a money order, certified check or cashiers' check for the required amount, made payable to BNY Mellon Shareowner Services.***

SUBSTITUTE FORM Internal W-9 Revenue – Department Service of the Treasury, Payer’s Request for Taxpayer Identification Number (TIN)

Special Transfer Instructions and Signature Guarantee Medallion If you want your PepsiCo, Inc. stock, check for fractional shares, and/or check for cash to be issued in another name, fill in this section with the in formation for the new account name.

FILL IN the space below. Part 1 – PLEASE PROVIDE YOUR TAXPAYER

IDENTIFICATION NUMBER (“TIN ”) IN THE BOX AT THE RIGHT AND CERTIFY BY SIGNING AND DATING BELOW

Under penalties of perjury. I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and

2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

3. I am a U.S. citizen or other U.S. person (including a U.S. resident alien).

Signature Date

Name (Please Print First, Middle & Last Name) (Title of Officer Signing this Guarantee)

Address (Number and Street) (Name of Guarantor - Please Print)

(City, State & Zip Code) (Address of Guarantor Firm)

(Tax Identification or Social Security Number) (Signature of Guarantor)

Special Mailing Instructions

Fill in ONLY if mailing to someone other than the undersigned or to the undersigned at an address other than that shown on the front of this card.

Mail certificate(s) and check(s) to:

Name (Please Print First, Middle & Last Name)

Address (Number and Street)

(City, State & Zip Code)

INSTRUCTIONS FOR COMPLETING THE ELECTION FORM AND LETTER OF TRANSMITTAL

1 Sign, date and include your daytime telephone number in this Transmittal form in Box 1 and after completing all other applicable sections return this form and your stock certificates in the enclosed envelope.

2 If you are electing to receive cash for all of your shares of The Pepsi Bottling Group, Inc. common stock, please check this box only.

3 If you are electing to receive cash for a portion of your shares of The Pepsi Bottling Group, Inc. common stock, please check this box and indicate the number of shares of The Pepsi Bottling Group, Inc. common stock for which you would like to receive cash.

4 If you cannot produce some or all of your stock certificates of The Pepsi Bottling Group, Inc., you must obtain a lost instrument open penalty surety bond and file it with BNY Mellon Shareowner Services. To do so through BNY Mellon Shareowner

Services’s program with Federal Insurance Company, complete Box 4 on the front side of this form, including the lost securities premium and service fees calculations, and return the form together with your payment as instructed. Please print clearly.

Alternatively, you may obtain a lost instrument open penalty surety bond from an insurance company of your choice that is rated A+XV or better by A.M. Best & Company. In that instance, you would pay a surety premium directly to the surety bond provider you select and you would pay BNY Mellon Shareowner Services its service fee only. Please contact us at the number provided below for further instructions on obtaining your own bond.

5 PLEASE SIGN IN BOX 5 TO CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER if you are a U.S. Taxpayer.

If the Taxpayer ID or Social Security Number is incorrect or blank, write the corrected number in Box 5 and sign to certify.

Please note that BNY Mellon Shareowner Services may withhold 28% of your proceeds as required by the IRS if the Taxpayer ID or Social Security Number is not certified on our records. If you are a non - U.S. Taxpayer, please complete and return form

W-8BEN.

6 If you want your PepsiCo, Inc. common stock, check for fractional shares, and/or check for cash to be issued in another name, complete the Special Transfer Instructions in Box 6. The signature in Box 6 must be medallion guaranteed.

7 Fill in Box 7 if mailing to someone other than the undersigned or to the undersigned at an address other than that shown on the front of this card.

HOW TO CONTACT BNY MELLON SHAREOWNER SERVICES By Telephone – 9 a.m. to 6 p.m. New York Time, Monday through Friday, except for bank holidays: From within the U.S., Canada or Puerto Rico: 1-XXX-XXX-XXXX (Toll Free)

From outside the U.S.: 1-XXX-XXX-XXXX (Collect)

WHERE TO FORWARD YOUR TRANSMITTAL MATERIALS

By Mail: By Overnight Courier or By Hand:

BNY Mellon Shareowner Services BNY Mellon Shareowner Services

Attn: Corporate Action Dept., 27th Floor Attn: Corporate Action Dept., 27th Floor

P.O. Box XXXX 480 Washington Boulevard

South Hackensack, NJ 07606 Jersey City, NJ 07310

THE PEPSI BOTTLING GROUP, INC.

INSTRUCTIONS AND FORMS FOR CASH ELECTION

Pursuant to the Agreement and Plan of Merger dated as of August 3, 2009, as it may be amended from time to time (the “Merger Agreement”), among The Pepsi Bottling Group, Inc. (“PBG”), PepsiCo, Inc. (“PepsiCo”) and Pepsi-Cola Metropolitan Bottling Company, Inc., a wholly-owned subsidiary of PepsiCo (“Metro”), you are entitled to elect, on the terms and subject to the conditions provided for in the Merger Agreement, to have some or all of your shares of PBG common stock converted into the right to receive cash rather than shares of PepsiCo common stock upon consummation of the merger of PBG with and into Metro. All elections are subject to the proration procedures described in the Merger Agreement and the proxy statement/prospectus related to the special meeting of PBG stockholders that was mailed to PBG stockholders on or about [•], 2009 (the “proxy statement/prospectus”). You should carefully read the proxy statement/prospectus and the Merger Agreement for a complete explanation of the proration and other terms of the cash election.

Please note the following:

•

You should complete the Election Form and Letter of Transmittal ONLY if you hold shares of PBG common stock in registered form. If any of your shares of PBG common stock are held in unregistered form or “street name” by a broker, bank or other nominee, please contact your broker, bank or other nominee for instructions on how to make an election for those shares.

•

If you elect to receive cash, upon consummation of the merger and subject to proration, you will receive $36.50 in cash for each share of PBG common stock with respect to which you make a valid cash election. If you do not make a valid election, upon consummation of the merger and subject to proration, you will receive 0.6432 of a share of PepsiCo common stock for each share of PBG common stock you hold and cash in lieu of any fractional share. In no event will any interest be paid on amounts payable under the Merger Agreement. You may revoke your election at any time prior to the Election Deadline, as described below.

•

The deadline for making an election is 5:00 p.m., New York, NY time on [            ] (the “Election Deadline”). For an election to be valid, a properly completed Election Form and Letter of Transmittal and the related stock certificates representing your shares of PBG common stock must be received by the exchange agent, The Bank of New York Mellon, prior to the Election Deadline. If you do not submit a valid Election Form and Letter of Transmittal along with your stock certificates representing shares of PBG common stock prior to the Election Deadline, you will be deemed to have made a “non-election” with respect to your shares of PBG common stock, and those shares of PBG common stock will be converted into the right to receive shares of PepsiCo common stock, subject to the proration provisions of the Merger Agreement.

•

You are not guaranteed to receive only cash with respect to the shares of PBG common stock for which you make a cash election. The Merger Agreement provides that the form of merger consideration you actually receive may differ from the form of consideration you elect to receive because of the proration provisions contained in the Merger Agreement. Please refer to the instructions below and the proxy statement/prospectus for more information about proration.

•

Generally, the receipt of cash in connection with the merger will be treated as taxable for U.S. federal income tax purposes. You should refer to the discussion under “Special Factors—Material United States Federal Income Tax Consequences” in the proxy statement/prospectus. Because individual circumstances may differ, you should consult your tax advisor to determine the tax effects of the merger, including the application and effect of foreign, federal, state, local or other tax laws.

•	Completing the Election Form and Letter of Transmittal is not a vote regarding the merger.

1

•

All Election Forms and Letters of Transmittal will be void and of no effect, and any surrendered shares of PBG common stock will be returned to you (at no cost to you), if the Merger Agreement is terminated and the merger is not consummated for any reason.

•

If you have demanded appraisal of your shares of PBG common stock under Delaware law, you are not entitled to make a cash election with respect to such shares. If you have demanded appraisal and fail to perfect or withdraw or otherwise lose rights to appraisal under Delaware law, your shares will be deemed to be cash election shares.

The options for electing consideration in the merger are:

1.	Exchange ALL of your shares of PBG common stock for cash. You may select this option, indicating that you want to receive cash in exchange for ALL of your shares of PBG common stock, subject to the proration provisions of the Merger Agreement.

2.	Exchange A PORTION of your shares of PBG common stock for cash. You may select this option, indicating that you want to receive cash in exchange for A PORTION of your shares of PBG common stock, subject to the proration provisions of the Merger Agreement.

3.	Make no election. If you do not want to make a cash election or you want to receive PepsiCo common stock in exchange for your shares of PBG common stock, you should not complete and return the Election Form and Letter of Transmittal and you will automatically be deemed to have made a “non-election”. Non-elections are subject to the proration provisions of the Merger Agreement. You will be mailed another Letter of Transmittal and instructions for surrendering your shares of PBG common stock promptly after consummation of the merger.

The option of designating the shares for which cash consideration is received:

1.	As discussed under “Special Factors—Material United States Federal Income Tax Consequences—United States Federal Income Tax Consequences to U.S. Holders Who Participate in the Merger—Receipt of PepsiCo Common Stock and Cash” in the proxy statement/prospectus, you may elect to designate the priority in which your shares of PBG common stock should be exchanged for cash in connection with the merger (including if you do not make a cash election but nevertheless receive cash due to the proration provisions of the Merger Agreement). If you wish to make such an election, you should complete the attached Cash Allocation Addendum to the Election Form and Letter of Transmittal specifying the priority in which your shares of PBG common stock are to be exchanged for cash and include it with any Letter of Transmittal that you submit in connection with the merger. If any of your shares are held in unregistered form or “street name” by a broker, bank or other nominee, you should not complete the Cash Allocation Addendum with respect to those shares. However, you may consult your broker, bank or other nominee regarding the feasibility of making a similar election with respect to such shares. You should read the complete discussion referenced above and consult your tax advisor with respect to the advisability of making such an election.

The documents necessary to complete an election are attached hereto and include:

1.	The Instructions for Completing the Election Form and Letter of Transmittal.

2.	The Election Form and Letter of Transmittal, which enables you to make your election to receive cash, attach your stock certificates representing shares of PBG common stock, complete the Substitute Form W-9 to certify your Taxpayer Identification/Social Security Number and include any information required for special payment, special delivery or signature guarantee.

3.	The Substitute Form W-9 Guidelines.

4.	A return envelope for mailing the completed items to the exchange agent, The Bank of New York Mellon.

If you have any questions regarding how to make an election or the enclosed forms, please contact Morrow & Co., Inc. the information agent for the merger, toll-free at 1-800-607-0088 (banks and brokers call toll-free at 1-800-662-5200). Please do not contact The Bank of New York Mellon, PBG or PepsiCo with questions about elections.

2

This communication is not a solicitation of a proxy from any PBG stockholder. PepsiCo has filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 and PBG has filed with the SEC a proxy statement, each of which contains the proxy statement/prospectus that was mailed to PBG stockholders on or about [            ]. PepsiCo and PBG may file other relevant documents concerning the merger with the SEC. STOCKHOLDERS OF PBG ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE MERGER, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER. Stockholders may obtain documents filed with the SEC free of charge at the SEC’s website, www.sec.gov. Documents filed with the SEC by PepsiCo may also be obtained without charge from PepsiCo by contacting Shareholder Relations, PepsiCo, Inc., 700 Anderson Hill Road, Purchase, New York 10577, telephone (914) 253-3055 or from PepsiCo’s Internet site at http://www.pepsico.com. Documents filed with the SEC by PBG may be obtained without charge from PBG by contacting Investor Relations, The Pepsi Bottling Group, Inc., One Pepsi Way, Somers, New York 10589, telephone (914) 767-6000 or from PBG’s Internet site at http://www.pbg.com.

3

INSTRUCTIONS FOR COMPLETING THE ELECTION FORM AND

LETTER OF TRANSMITTAL

These instructions are for the accompanying Election Form and Letter of Transmittal for the stockholders of PBG. You should complete the Election Form and Letter of Transmittal and return the stock certificates for which you have made a cash election ONLY if you hold shares of PBG common stock in registered form and want to elect to receive cash in exchange for some or all of your shares of PBG common stock. If you do not want to elect to receive cash for some or all of your shares of PBG common stock, do NOT complete the Election Form and Letter of Transmittal and do NOT return your stock certificates representing shares of PBG common stock. Do NOT complete the Election Form and Letter of Transmittal if you hold your shares in unregistered form. If you want to make a cash election but hold shares in unregistered form or “street name”, please contact your broker, bank or other nominee for more information and instructions on how to make an election.

You are not guaranteed to receive only cash if you make a cash election. All elections and non-elections are subject to the terms of the Merger Agreement provided to stockholders as part of the proxy statement/prospectus related to the special meeting of PBG stockholders that was mailed to PBG stockholders on or about [•], 2009 (the “proxy statement/prospectus”). The Merger Agreement provides that the form of merger consideration actually received by you may differ from the form of consideration that you elect to receive because of the proration provisions contained in the Merger Agreement. Please refer to the instructions below and the proxy statement/prospectus for more information about proration.

The Election Deadline is 5:00 p.m., New York, NY time on [            ]. If the exchange agent, The Bank of New York Mellon, does not receive a valid Election Form and Letter of Transmittal at its designated office by the Election Deadline, you will be deemed to have made a “non-election” and your shares of PBG common stock will be converted into the right to receive shares of PepsiCo common stock, subject to the proration provisions of the Merger Agreement.

1. ACCOUNT INFORMATION

Section 1 of the Election Form and Letter of Transmittal shows the registration of your account and the number and type of shares of PBG common stock owned by you as reflected on the records of PBG at the time of mailing these instructions.

Please mark through any incorrect address information that is printed in this area on the Election Form and Letter of Transmittal. Clearly print the correct address in the space beside the printed information.

Do NOT complete the Election Form and Letter of Transmittal if you hold your shares of PBG common stock in unregistered form. If you want to make a cash election but hold shares of PBG common stock in unregistered form or “street name”, please contact your broker, bank or other nominee for more information and instructions on how to make an election. These shares of PBG common stock may be eligible for book-entry transfer from your broker, bank or other nominee to the account of the exchange agent.

2. ELECTION OPTIONS

The terms of the Merger Agreement allow you to elect to receive cash in exchange for some or all of your shares of PBG common stock, subject to the proration provisions of the Merger Agreement as described in the proxy statement/prospectus.

Select from the following options:

1.	Elect to exchange ALL of your shares of PBG common stock for cash. You may select this option, indicating that you want to receive $36.50 in cash, without interest, in exchange for ALL of your shares of PBG common stock, subject to the proration provisions of the Merger Agreement.

2.	Elect to exchange A PORTION of your shares of PBG common stock for cash. You may select this option, indicating that you want to receive $36.50 in cash, without interest, in exchange for A PORTION of your shares of PBG common stock, subject to the proration provisions of the Merger Agreement. If you select this option, you must indicate in the space provided on the Election Form and Letter of Transmittal the number of shares of PBG common stock in exchange for which you are electing to receive cash. You will be deemed to have made a “non-election” with respect to your remaining shares of PBG common stock, and those remaining shares of PBG common stock will be converted into the right to receive shares of PepsiCo common stock, subject to the proration provisions of the Merger Agreement. If you select this option but you do not indicate the number of shares of PBG common stock in exchange for which you are electing to receive cash, we will assume you want to exchange ALL of your shares for cash.

3.	Make no election. If you do not want to make a cash election or you want to receive PepsiCo common stock in exchange for your shares of PBG common stock, you should not complete and return the Election Form and Letter of Transmittal and you will automatically be deemed to have made a “non-election” as described above. Non-elections are subject to the proration provisions of the Merger Agreement. You will be mailed another Letter of Transmittal and instructions for surrendering your shares of PBG common stock promptly after consummation of the merger.

As discussed under “Special Factors—Material United States Federal Income Tax Consequences—United States Federal Income Tax Consequences to U.S. Holders Who Participate in the Merger—Receipt of PepsiCo Common Stock and Cash” in the proxy statement/prospectus, you may elect to designate the priority in which your shares of PBG common stock should be exchanged for cash in connection with the merger (including if you do not make a cash election but nevertheless receive cash due to the proration provisions of the Merger Agreement). However, it is not clear that the Internal Revenue Service will respect the amount of gain you report on your federal income tax return if it is calculated on the basis of such election. If you wish to make such an election, you should complete the attached Cash Allocation Addendum to the Election Form and Letter of Transmittal specifying the priority in which your shares of PBG common stock are to be exchanged for cash and include it with any Letter of Transmittal that you submit in connection with the merger. If any of your shares are held in unregistered form or “street name” by a broker, bank or other nominee, you should not complete the Cash Allocation Addendum. However, you may consult your broker, bank or other nominee regarding the feasibility of making a similar election with respect to such shares. You should read the complete discussion referenced above and consult your tax advisor with respect to the advisability of making such an election.

You are not guaranteed to receive your election choice. PepsiCo will pay cash for a number of shares equal to 50% of PBG common stock outstanding at the effective time of the merger and issue shares of PepsiCo common stock for the remaining 50% of such shares (excluding in each case any shares of PBG stock held by PepsiCo and any subsidiary of PepsiCo, including Metro, and less the number of shares with respect to which appraisal rights have been properly exercised at the effective time). If the number of PBG shares for which an election to receive cash is made is higher than 50% of the outstanding shares of PBG common stock (excluding any shares of PBG common stock held by PepsiCo and any subsidiary of PepsiCo, including Metro), a pro rata portion of those shares will be converted into the right to receive PepsiCo common stock in order to provide for a 50% cash/50% stock allocation. If the number of PBG shares for which an election to receive cash is made is lower than 50% of the outstanding shares of PBG common stock (excluding any shares of PBG common stock held by PepsiCo and any subsidiary of PepsiCo, including Metro), a pro rata portion of the non-electing shares will be converted into the right to receive cash in order to provide for a 50% cash/50% stock allocation. Because of these proration procedures, you cannot be certain of receiving the form of consideration that you desire with respect to all of your shares of PBG common stock.

If you elect to exchange any of your shares of PBG common stock for cash, your stock certificates representing the shares of PBG common stock for which you are electing to receive cash must be returned with the completed and executed Election Form and Letter of Transmittal.

Do NOT complete the Election Form and Letter of Transmittal if you hold your shares of PBG common stock in unregistered form. If you want to make a cash election but hold shares of PBG common stock in unregistered form or “street name”, please contact your broker, bank or other nominee for more information and instructions on how to make an election. These shares of PBG common stock may be eligible for book-entry transfer from your broker, bank or other nominee to the account of the exchange agent.

If you are mailing your stock certificates representing shares of PBG common stock, we recommend that you make copies of your stock certificates, completed Election Form and Letter of Transmittal and Cash Allocation Addendum (if applicable). Please do not return any documents to PBG or PepsiCo.

3. REQUIRED SIGNATURES

Signatures

The signature (or signatures, in the case of certificates owned by two or more holders) on the Election Form and Letter of Transmittal should correspond exactly with the name(s) as written on the face of the certificate(s). If the shares of PBG common stock described on the Election Form and Letter of Transmittal have been assigned by the registered holder(s), the Election Form and Letter of Transmittal should be signed in exactly the same form as the name of the last transferee indicated on the transfer attached to or endorsed on the certificate(s).

If the Election Form and Letter of Transmittal is signed by a trustee, executor, administrator, guardian, officer of a corporation, attorney-in-fact or by any others acting in a representative or fiduciary capacity, the person signing, unless he or she is the registered holder, must give such person’s full title in such capacity, and appropriate evidence of authority to act in such capacity must be forwarded to the exchange agent with the Election Form and Letter of Transmittal.

Signature Guarantee

If the Election Form and Letter of Transmittal is signed by a person other than the registered holder of the certificate(s) listed, the certificate(s) must be endorsed or accompanied by appropriate stock power(s), in either case signed by the registered holder(s) in the name(s) that appear on the certificate(s), and the signature(s) appearing on such endorsement(s) or stock power(s) and on the Election Form and Letter of Transmittal must be guaranteed by an eligible financial institution or broker who is a member/participant in a Medallion Program approved by the Securities Transfer Association, Inc.

4. SPECIAL TRANSFER AND SPECIAL MAILING INSTRUCTIONS

Special Transfer

If you want your check made payable to a name or names different from the name(s) printed on the Election Form and Letter of Transmittal, please follow the instructions below.

First, print the name(s) and address of the person(s) receiving the check in the space provided under Special Transfer Instructions. Then, refer to the procedures described below for the requirements needed to make some of the most frequently requested types of registration changes. Any additional documents required below must accompany your share certificate(s) representing shares of PBG common stock and your Election Form and Letter of Transmittal.

Name change due to marriage or transfer of ownership to another individual:

(a)	If there has been a name change due to marriage, sign the Election Form and Letter of Transmittal as the name appears on the face of the certificate, write “Now Known As” and then sign with the new name.

Obtain a signature guarantee for the stockholder whose name is printed on the Election Form and Letter of Transmittal. If it is a joint account, both owners must sign and have their signatures guaranteed. Each signature must be guaranteed by an eligible financial institution or broker who is a member/participant in a Medallion Program approved by the Securities Transfer Association, Inc. The signature of a Notary Public is not acceptable for this purpose.

(b)	Complete the Substitute Form W-9 on the Election Form and Letter of Transmittal by listing the Taxpayer Identification Number (TIN) or Social Security Number (SSN) that is to be used for tax reporting on the new account. The individual whose TIN or SSN is being used must sign the Substitute Form W-9. Please refer to the accompanying Substitute Form W-9 Guidelines for more detailed information.

The stockholder whose name is printed on the Election Form and Letter of Transmittal is deceased. You are the executor or administrator of the estate:

(a)	Provide a copy of the court qualification appointing the legal representative (dated within 60 days).

Obtain a signature guarantee for the legal representative. The signature must be guaranteed by an eligible financial institution or broker who is a member/participant in a Medallion Program approved by the Securities Transfer Association, Inc. The signature of a Notary Public is not acceptable for this purpose.

(b)	Complete the Substitute Form W-9 on the Election Form and Letter of Transmittal by listing the Taxpayer Identification Number (TIN) or Social Security Number (SSN) that is to be used for tax reporting on the new account. If the account is being registered in the name of the estate and not to an individual, a TIN is required. Please refer to the accompanying Substitute Form W-9 Guidelines for more detailed information.

The account is a joint account and one of the accountholders is deceased. You are transferring shares to the survivor only:

(a)	Provide a copy of the death certificate.

(b)	Survivor’s signature (signature guarantee is not necessary in this case).

(c)	Complete the Substitute Form W-9 on the Election Form and Letter of Transmittal by listing the Taxpayer Identification Number (TIN) or Social Security Number (SSN) that is to be used for tax reporting on the new account. The individual whose TIN or SSN is being used must sign a Substitute Form W-9. Please refer to the accompanying Substitute Form W-9 Guidelines for more detailed information.

The account is a joint account and one of the accountholders is deceased. You are transferring shares to the survivor and adding a name:

(a)	Provide a copy of the death certificate.

(b)	The survivor must obtain a signature guarantee. The signature must be guaranteed by an eligible financial institution or broker who is a member/participant in a Medallion Program approved by the Securities Transfer Association, Inc. The signature of a Notary Public is not acceptable for this purpose.

(c)	Complete the Substitute Form W-9 on the Election Form and Letter of Transmittal by listing the Taxpayer Identification Number (TIN) or Social Security Number (SSN) that is to be used for tax reporting on the new account. The individual whose TIN or SSN is being used must sign a Substitute Form W-9. Please refer to the accompanying Substitute Form W-9 Guidelines for more detailed information.

The account is a custodial account and the former minor has reached the age of majority:

(a)	Provide a copy of the birth certificate of the former minor.

(b)	Complete the Substitute Form W-9 on the Election Form and Letter of Transmittal by listing the Taxpayer Identification Number (TIN) or Social Security Number (SSN) that is to be used for tax reporting on the new account. The individual whose TIN or SSN is being used must sign a Substitute Form W-9. Please refer to the accompanying Substitute Form W-9 Guidelines for more detailed information.

You want to have the account registered in the name of a trust:

(a)	Obtain a signature guarantee for the stockholder whose name is printed on the Election Form and Letter of Transmittal. If it is a joint account, both owners must sign and have their signatures guaranteed. Each signature must be guaranteed by an eligible financial institution or broker who is a member/participant in a Medallion Program approved by the Securities Transfer Association, Inc. The signature of a Notary Public is not acceptable for this purpose.

(b)	Provide the name of the trust, date of the trust and trustees.

(c)	Complete the Substitute Form W-9 on the Election Form and Letter of Transmittal by listing the Taxpayer Identification Number (TIN) or Social Security Number (SSN) that is to be used for tax reporting on the new account. The individual whose TIN or SSN is being used must sign a Substitute Form W-9. Please refer to the accompanying Substitute Form W-9 Guidelines for more detailed information.

Special Mailing

Complete this box if you want your check to be delivered to an address other than the one printed in Section 1 on the Election Form and Letter of Transmittal. Your address of record will not be affected by completing this section.

5. SUBSTITUTE FORM W-9

Regardless of whether you have previously furnished a Taxpayer Identification Number (TIN), Social Security Number (SSN) or the certification on Form W-9 with respect to dividend payments, you must again furnish this number on the Substitute Form W-9. Please refer to the accompanying Substitute Form W-9 Guidelines for further information.

6. CHANGE OR REVOCATION OF ELECTION

An election to receive cash may be revoked by notification in writing received by the exchange agent by the person submitting the Election Form and Letter of Transmittal at any time prior to the Election Deadline. In the event of a revocation of an election to receive cash, a revoking holder will be deemed to have made a “non-election” with respect to the shares of PBG common stock for which the revocation is made. The exchange agent will have reasonable discretion to determine whether any election or revocation has been properly or timely made and to disregard immaterial defects in the Election Form and Letter of Transmittal, and any good faith decisions of the exchange agent regarding these matters will be binding and conclusive. None of PepsiCo, PBG or the exchange agent will be under any obligation to notify any person of any defects in an Election Form and Letter of Transmittal.

After the Election Deadline, a holder of shares of PBG common stock may not change his or her election and may not withdraw his or her certificate(s).

7. NULLIFICATION OF ELECTION UPON TERMINATION OF THE MERGER AGREEMENT

All Election Form and Letter of Transmittals will be void and of no effect, and any surrendered shares of PBG common stock will be returned to you (at no cost to you), if the Merger Agreement is terminated and the merger is not consummated for any reason.

8. SURRENDER OF CERTIFICATES AND EXCHANGE OF SHARES

If you hold shares of PBG common stock in registered form and elect to exchange any of your shares of PBG common stock for cash, stock certificates representing all shares of PBG common stock with respect to which you are making an election must be returned with the completed and executed Election Form and Letter of Transmittal. Your certificate(s) may be surrendered by a firm acting as your agent if such firm is a member of a registered national securities exchange or of The Financial Industry Regulatory Authority, Inc. (FINRA) or is a commercial bank or trust company in the United States.

If you elect to exchange a portion but less than all of your shares of PBG common stock for cash, any stock certificate(s) you deliver with this Election Form and Letter of Transmittal will be retained by the exchange agent as provided herein and will be exchanged for the appropriate merger consideration upon the consummation of the merger as provided in the merger agreement. Accordingly, if you deliver stock certificate(s) that represent non-election shares as well as cash election shares, such non-election shares will, without any further action on your part, be exchanged for the merger consideration allocated to non-election shares as provided in the Merger Agreement. In the event you hold additional stock certificate(s) relating to non-election shares that are not delivered as provided in this Election Form and Letter of Transmittal, after the consummation of the merger the exchange agent will send to you a separate letter of transmittal that you can use to deliver your shares of PBG common stock and receive the merger consideration. If you deliver separate letters of transmittal, any cash in lieu of fractional shares of PepsiCo common stock that would otherwise be issuable to you as part of the merger consideration will be calculated separately for each letter of transmittal. Please contact the exchange agent if you have any questions about the receipt of cash in lieu of fractional shares.

If you are mailing your stock certificates representing shares of PBG common stock, we recommend that you make copies of your stock certificates, completed Election Form and Letter of Transmittal and Cash Allocation Addendum (if applicable). Please do not return any documents to PBG or PepsiCo.

Soon after the completion of the merger, the exchange agent will send a Letter of Transmittal to each person who was a PBG stockholder of record at the effective time of the merger and who has not previously submitted his or her PBG stock certificate(s). These additional materials will instruct stockholders who did not make a cash election on how to exchange their shares of PBG common stock for consideration to be provided in the merger.

IF YOU ARE MAKING AN ELECTION, BEFORE YOU MAIL OR DELIVER YOUR ELECTION FORM AND LETTER OF TRANSMITTAL, PLEASE BE SURE TO:

1)	Complete the entire Election Form and Letter of Transmittal.

2)	Verify the election you have chosen.

3)	Sign and date the Election Form and Letter of Transmittal.

4)	Print your SSN or TIN on the Election Form and Letter of Transmittal and sign the Substitute Form W-9.

5)	If you have chosen to designate the priority in which of your shares should be exchanged for cash, complete the optional Cash Allocation Addendum.

6)	Include any information required by item 4 of the Election Form and Letter of Transmittal, including a Signature Guarantee, if applicable.

7)	Make copies of your stock certificates, completed Election Form and Letter of Transmittal and completed Cash Allocation Addendum (if applicable). You should not endorse the reverse of your certificates.

8)	Use the return envelope provided for submitting the Election Form and Letter of Transmittal, Cash Allocation Addendum (if applicable) and your share certificates representing the shares of PBG common stock in exchange for which you have elected to receive cash.

IF YOU HAVE ADDITIONAL QUESTIONS OR REQUIRE FURTHER ASSISTANCE, PLEASE CONTACT THE INFORMATION AGENT:

Morrow & Co., Inc., toll-free at 1-800-607-0088 (banks and brokers call toll-free at 1-800-662-5200).

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER

ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number—Social security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give to the payer. All “Section” references are to the Internal Revenue Code of 1986, as amended. “IRS” means the Internal Revenue Service.

For this type of account:			Give the SOCIAL SECURITY number of—	For this type of account:		Give the EMPLOYER IDENTIFICATION number of—
1.	Individual		The individual	6.	Sole proprietorship (or single-owner LLC)	The owner(3)

2.	Two or more individuals (joint account)		The actual owner of the account or, if combined pension trust funds, the first individual on the account(1)	7.	A valid trust, estate, or pension trust	The legal entity(4)

3.	Custodian account of a minor (Uniform Gift to Minors Act)		The minor(2)	8.	Corporate (or entity electing corporate status on Form 8832)	The corporation

4.	a.	The usual revocable savings trust account (grantor is also trustee)	The grantor-trustee(1)	9.	Association, club, religious, charitable, educational, or other tax-exempt organization	The organization

	b.	So-called trust account that is not a legal or valid trust under state law	The actual owner(l)	10.	Partnership or multi-member LLC	The partnership

5.	Sole proprietorship (or single-owner LLC)		The owner(3)	11.	A broker or registered nominee	The broker or nominee

				12.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity

(1)	List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person’s number must be furnished.

(2)	Circle the minor’s name and furnish the minor’s social security number.

(3)	You must show your individual name, and you may also enter your business or “doing business as” name on the second line. You may use either your social security number or your employer identification number (if you have one).

(4)	List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

Note: If no name is circled when there is more than one name listed, the number will be considered to be that of the first name listed.

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GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

NUMBER ON SUBSTITUTE FORM W-9

Obtaining a Number

If you don’t have a taxpayer identification number or you don’t know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service (“IRS”) and apply for a number. These forms can also be obtained from the IRS’s website (http://www.irs.gov/formspubs/index.html).

Payees Exempt from Backup Withholding

Payees specifically exempted from backup withholding on all payments include the following:

1.	An organization exempt from tax under section 501(a) of the Internal Revenue Code of 1986, as amended (the “Code”), an individual retirement plan or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2).

2.	The United States or any of its agencies or instrumentalities.

3.	A state, the District of Columbia, a possession of the United States or any of their subdivisions or instrumentalities.

4.	A foreign government, a political subdivision of a foreign government or any of their agencies or instrumentalities.

5.	An international organization or any of their agencies or instrumentalities.

Other payees that may be exempt from backup withholding include:

6.	A corporation.

7.	A foreign central bank of issue.

8.	A dealer in securities or commodities required to register in the United States, the District of Columbia or a possession of the United States.

9.	A futures commission merchant registered with the Commodity Futures Trading Commission.

10.	A real estate investment trust.

11.	An entity registered at all times during the tax year under the Investment Company Act of 1940.

12.	A common trust fund operated by a bank under section 584(a) of the Code.

13.	A financial institution.

14.	A middleman known in the investment community as a nominee or custodian.

15.	A trust exempt from tax under section 664 or described in section 4947 of the Code.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

•	Payments to nonresident aliens subject to withholding under section 1441 of the Code.

•	Payments to partnerships not engaged in a trade or business in the United States and that have at least one non-resident alien partner.

•	Payments of patronage dividends not paid in money.

•	Payments made by certain foreign organizations.

The chart below shows two of the types of payments that may be exempt from backup withholding. The chart applies to the exempt recipients listed above, 1 through 15.

IF the payment is for ...	THEN the payment is exempt for
Interest and dividend payments	All exempt recipients except for 9
Broker transactions	Exempt recipients 1 through 13; also, a person who regularly acts as a broker and who is registered under the Investment Advisers Act of 1940

Exempt payees should file the Substitute Form W-9 to avoid possible erroneous backup withholding. FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, CHECK “EXEMPT” ON THE FACE OF THE FORM, SIGN AND DATE THE FORM, AND RETURN IT TO THE PAYER. Foreign payees who are not subject to backup withholding should complete the appropriate IRS Form W-8 and return it to the payer.

Privacy Act Notice

Section 6109 of the Code requires most recipients of dividend, interest or other payments to give their correct taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of tax returns. It may also provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia and U.S. possessions to carry out their tax laws. It may also disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal non-tax criminal laws, and to federal law enforcement and intelligence agencies to combat terrorism.

Payees must provide payers with their taxpayer identification numbers whether or not they are required to file tax returns. Payers must generally withhold 28% of taxable interest, dividend and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties

(1) Penalty for Failure to Furnish Taxpayer Identification Number—If you fail to furnish your correct taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Civil Penalty for False Information With Respect to Withholding—If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) Criminal Penalty for Falsifying Information—Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

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(4) Misuse of TINs—If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.

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CASH ALLOCATION ADDENDUM (OPTIONAL)

As discussed under “Special Factors—Material United States Federal Income Tax Consequences” in the proxy statement/prospectus, if you own different blocks of PBG common stock that you acquired at different times and/or at different prices, you may (but you are not obligated to) elect to expressly allocate your cash consideration received in the merger among such different blocks. By completing and signing this Cash Allocation Addendum, you will be making such an express allocation. PLEASE READ THE INSTRUCTIONS SET FORTH BELOW.

Order of Priority for Allocation of Cash Consideration	Number of Shares of PBG Common Stock	Purchase Date of PBG Common Stock	Purchase Price of PBG Common Stock

1

2

3

4

5

Signature of Stockholder	Date

INSTRUCTIONS FOR COMPLETING THE ALLOCATION

1.	When you complete and sign this Cash Allocation Addendum, you may not know the mix of consideration you will receive because of the proration rules contained in the merger agreement. As a result, you may establish an order of priority for the allocation of cash to your various blocks of PBG common stock in case the amount of cash you receive is less than your cash election. Your shares of PBG common stock with the highest priority for cash should be inserted in the first line, your shares of PBG common stock with the second highest priority for cash should be inserted in the second line and so on in descending order.

2.	You should complete each line on a share block by share block basis. A block of shares represents shares that you bought on the same date for the same price. If there is not enough space, please copy this Cash Allocation Addendum as often as necessary and complete and sign each copy in accordance with these instructions, adjusting the entries in the “Order of Priority for Allocation of Cash Consideration” column as appropriate.

3.	Under “Number of Shares of PBG Common Stock,” please insert the number of shares in the block of PBG common stock that you bought on the same date for the same price.

4.	Under “Purchase Date of PBG Common Stock,” please insert the date on which you bought the associated block of shares of PBG common stock.

5.	Under “Purchase Price of PBG Common Stock,” please insert the total purchase price for the associated block of shares of PBG common stock.

6.

Since your express allocation (or the lack thereof) may affect how you will be taxed in connection with the merger and it is unclear whether the Internal Revenue Service will respect the amount of gain you report on your federal income tax return if it is calculated on the basis of such election, you should consult your own

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tax advisor before completing and signing this Cash Allocation Addendum. You should also read the discussion in the proxy statement/prospectus under “Special Factors—Material United States Federal Income Tax Consequences—United States Federal Income Tax Consequences to U.S. Holders Who Participate in the Merger—Receipt of PepsiCo Common Stock and Cash.”

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